VOTING SUPPORT AGREEMENT
This Voting Support Agreement (this “Agreement”) is entered into as of May 11, 2026, by and between American Assets Trust, Inc., a Maryland corporation (the “Company”), and the stockholders identified on the signature pages hereto (collectively, the “Stockholder”).
R E C I T A L S:
WHEREAS, as of the date hereof, the Stockholder is the record owner of the number of shares of common stock, par value $0.01 per share (the “Common Stock”), set forth on the Stockholder’s signature pages hereto (the “Existing Shares”);
WHEREAS, Section 6.2.1 of the charter of the Company (the “Charter”) contains certain limitations on the ownership of the stock of the Company;
WHEREAS, pursuant to Section 6.2.7 of the Charter, the board of directors of the Company (the “Board”) may exempt a person from such ownership limitations and establish an excepted holder limit for such person; and on January 10, 2011, the Board granted an exemption to the Ernest Rady Trust U/D/T March 10, 1983 (the “Rady Trust”), together with those persons and entities that Beneficially Own (as defined in the Charter) the shares of Common Stock owned by the Rady Trust (collectively, the “Rady Trust Group”), that allowed the Rady Trust Group to beneficially or constructively own, in the aggregate, from time to time, up to 19.9% (in value or in number, whichever is more restrictive), of the outstanding shares of Common Stock (the “2011 Excepted Holder Limit”);
WHEREAS, the Stockholder desires to acquire shares of Common Stock in excess of the 2011 Excepted Holder Limit;
WHEREAS, to permit the Stockholder to acquire shares of Common Stock in excess of the 2011 Excepted Holder Limit, concurrently with the execution of this Agreement, the Board has (i) cancelled the 2011 Excepted Holder Limit and (ii) established a new excepted holder limit of 21.9% (in value or in number, whichever is more restrictive) of the outstanding shares of Common Stock (the “2026 Excepted Holder Limit”) and, as a condition thereof, is requiring the Stockholder to enter into this Agreement and agree to certain voting restrictions, solely with respect to any shares of Common Stock owned by the Stockholder or any other members of the Rady Trust Group from time to time (including any shares of Common Stock acquired by the Stockholder or any other members of the Rady Trust Group after the date hereof) that cause the actual or Beneficial Ownership of shares of Common Stock by the Stockholder and the other members of the Rady Trust Group to exceed 19.9% (in value or in number, whichever is more restrictive) of the outstanding shares of Common Stock (such shares, the “Subject Shares”), as set forth herein.
NOW, THEREFORE, in consideration of the establishment of the 2026 Excepted Holder Limit and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AGREEMENT TO VOTE
Section 1.1 Voting of Existing Shares. Nothing in this Agreement shall restrict or limit the right of the Stockholder, any affiliate of the Stockholder or any other member of the Rady Trust Group to vote in his, her, its or their sole and absolute discretion on any matter submitted to a vote of the stockholders of the Company at any annual or special meeting of stockholders (or any adjournment or postponement thereof), or in connection with any action by written consent of the stockholders of the Company, any shares of Common Stock owned by the Rady Trust Group that do not exceed 19.9% (in value or number of shares, whichever is more restrictive), of the outstanding shares of Common Stock. Nothing in this Agreement shall restrict the right of the Stockholder, any affiliate of the Stockholder or any other member of the Rady Trust Group to vote in his, her, its or their sole and absolute discretion on any matter submitted to a vote of the partners of American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), in his, her, its or their capacity as a limited partner of the Operating Partnership.
Section 1.2 Voting of Subject Shares. The Stockholder hereby irrevocably and unconditionally agrees that, in consideration of the 2026 Excepted Holder Limit, at any annual or special meeting of the stockholders of the Company (and at each adjournment or postponement thereof), the Stockholder shall, and shall cause any affiliate of the Stockholder, any other member of the Rady Trust Group and any holder of record of the Subject Shares to appear at each such meeting or otherwise cause the Subject Shares to be counted as present in person or by proxy for purposes of constituting a quorum and:
(a) on each matter submitted to a vote of the stockholders at any meeting of stockholders of the Company that is not a Contested Meeting (as defined below), to either (i) abstain from voting on such matter or (ii) vote (or cause to be voted) all of the Subject Shares in the same respective proportions (for example, “For,” “Against,” “Abstain,” “Withhold” or for a specified number of years) as is directed by all stockholders other than the Stockholder or other members of the Rady Trust Group in proxies received by the Company at the time of the commencement of the meeting, as reasonably determined by the Company and communicated by the Company to the Stockholder before the polls close on any such matter; and
(b) on each matter submitted to a vote of the stockholders at any meeting of stockholders of the Company with respect to which any person or persons other than the Board have solicited proxies (a “Contested Meeting”), to vote (or cause to be voted) all of the Subject Shares in accordance with the recommendation of the Board and to abstain from voting on any matter upon which the Board has made no recommendation.
Section 1.3 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, the Stockholder shall not, during the term of this Agreement, enter into any voting agreement or grant a proxy or power of attorney with respect to any of the Subject Shares that is inconsistent with the Stockholder’s obligations pursuant to this

Agreement or take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, disabling, or delaying the Stockholder from performing any of the Stockholder’s obligations under this Agreement.
Section 1.4 Certain Events. If outstanding shares of Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, combination, exchange of shares, reclassification, recapitalization or other similar transaction affecting the Subject Shares, this Agreement and the obligations hereunder shall automatically attach and apply, mutatis mutandis to any additional Subject Shares or other securities or rights of the Company issued to or acquired by the Stockholder or any other member of the Rady Trust Group.
ARTICLE II
IRREVOCABLE PROXY
The Stockholder hereby irrevocably appoints the Company and any designee of the Company (the “Proxy Holder”) as the proxy for the Stockholder, with full power of substitution and resubstitution, appointment and revocation, to act for and in the name, place, and stead of the Stockholder, to attend all meetings of the stockholders of the Company (including any postponements or adjournments thereof) and to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at any such meeting or by consent in lieu of a meeting with respect to the Subject Shares in accordance with Section 1.2 and to otherwise represent the Stockholder with respect to the Subject Shares with all powers possessed by the Stockholder if personally present at any such meeting or otherwise as a stockholder of the Company consistent with this Agreement. The Stockholder, by executing this Agreement, irrevocably appoints the Company, with full power of substitution, resubstitution, appointment and revocation, in its name, place and stead, as the Stockholder’s true and lawful representative, attorney-in-fact and agent, to make, execute, sign, acknowledge, verify, swear to and deliver any consent of the stockholders of the Company with respect to the Subject Shares in accordance with Section 1.2 and to do and perform each and every act and thing whether necessary or desirable to be done, as fully as the Stockholder might or could do as a stockholder of the Company consistent with this Agreement, and ratifies and confirms all that the Proxy Holder does or causes to be done by virtue hereof. The Stockholder intends this proxy to be irrevocable and coupled with an interest, and the Stockholder hereby revokes any proxy previously granted by the Stockholder with respect to the Subject Shares that is inconsistent with this Agreement.
The proxy granted by the Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Stockholder hereby represents and warrants to the Company as follows:

    Section 3.1. Authority, Due Execution and Delivery, Enforceability. The Stockholder has all necessary power and authority and legal capacity to execute and deliver this Agreement, to perform his, her, its or their obligations hereunder and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement, the performance of the Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. If the Stockholder is married, and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Stockholder’s spouse, enforceable against the Stockholder’s spouse in accordance with its terms.
    Section 3.2. No Filings; No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, (i) require the Stockholder, any affiliate of the Stockholder or any other member of the Rady Trust Group or any holder of record of any shares of Common Stock Beneficially Owned by any member of the Rady Trust Group to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on the Stockholder or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Stockholder, any affiliate of the Stockholder or any other member of the Rady Trust Group or any holder of record of any shares of Common Stock Beneficially Owned by any member of the Rady Trust Group or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate any other agreement to which the Stockholder, any affiliate of the Stockholder or any other member of the Rady Trust Group or any holder of record of any shares of Common Stock Beneficially Owned by any member of the Rady Trust Group is a party including, without limitation, any voting agreement, stockholders’ agreement, irrevocable proxy or voting trust. The Subject Shares are not, with respect to the voting thereof, subject to any other agreement, including any voting agreement, stockholders’ agreement, irrevocable proxy or voting trust, other than the restrictions on ownership and transfer of shares of the Company’s stock set forth in the Charter or as entered into in connection with the 2011 Excepted Holder Limit.
    Section 3.3. Consideration. The Stockholder acknowledges that, but for the 2026 Excepted Holder Limit established by the Board in consideration for the Stockholder’s entry into this Agreement, the Stockholder’s acquisition and ownership of shares of Common Stock in excess of the 2011 Excepted Holder Limit would violate the Charter and that the Stockholder is receiving a substantial benefit in exchange for its obligations hereunder.

ARTICLE IV
TERMINATION
This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the 2026 Excepted Holder Limit in accordance with the Charter, (b) the mutual written agreement of the parties hereto and (c) the occurrence of the Restriction Termination Date (as defined in the Charter).
ARTICLE V
MISCELLANEOUS
Section 5.1 Expenses. Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.
Section 5.2 Entire Agreement. This Agreement, together with the Charter and any exhibits and schedules hereto, and any documentation entered into in connection with the 2026 Excepted Holder Limit, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties with respect thereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that the Stockholder or any member of the Rady Trust Group may authorize a proxy to vote the Subject Shares in accordance with the obligations of the Stockholder hereunder. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns; provided, however, that, upon the transfer of any Subject Shares to any person such that such Subject Shares are no longer actually or Beneficially Owned by any member of the Rady Trust Group, the requirements of this Agreement shall cease to apply to such Subject Shares.
Section 5.3 Amendments and Waivers. This Agreement may not be amended, modified, or supplemented except by an instrument in writing signed by each of the parties hereto. Any party hereto may waive compliance by any other party with any term or provision of this Agreement, provided that any such waiver shall be in writing and shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.
Section 5.4 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Maryland. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and agrees, with respect to any suit, action or proceeding filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program.
SECTION 5.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.
Section 5.6 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity, without the necessity of proving actual damages or posting any bond or other security.
Section 5.7 Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by email (with confirmation of transmission), or (c) when received, if sent by nationally recognized overnight courier (providing proof of delivery), if to the Company, at 3420 Carmel Mountain Road, Suite 100, San Diego, California 92121, Attn: Associate General Counsel, and if to the Stockholder, at the address set forth on the signature page hereto (or at such other address as a party may designate by written notice to the other parties).
Section 5.8 Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under applicable law, such term or provision shall not affect the validity, legality, or enforceability of any other term or provision of this Agreement, and the parties shall negotiate in good faith to modify this Agreement to give effect to the original intent of the parties as closely as possible.
Section 5.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.
Section 5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 5.11 Further Assurances. From time to time, each party hereto shall execute and deliver, or cause to be executed and delivered, such additional or further consents, documents, and other instruments as the other parties may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement. The Stockholder agrees to permit the Company to publish and disclose in filings with the Securities and Exchange Commission the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.
Section 5.12 Joinder. Any person that is a member of the Rady Trust Group or an affiliate of any member of the Rady Trust Group may become a party to this Agreement by executing and delivering to the Company a joinder agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”). Upon the execution and delivery of a Joinder Agreement by such person and acceptance thereof by the Company, such person shall be deemed to be a “Stockholder” for all purposes of this Agreement and shall be bound by, and entitled to the benefits of, this Agreement as if such person were an original signatory hereto. The Company shall promptly provide a copy of any executed Joinder Agreement to all other Stockholders.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first written above.
COMPANY:
AMERICAN ASSETS TRUST, INC.,
a Maryland corporation

By: __________________________
Name: Adam Wyll
Title: President and CEO
By: __________________________
Name: Robert F. Barton
Title: Executive Vice President and CFO

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first written above.
ERNEST RADY TRUST U/D/T MARCH 10, 1983:

____________________________
Name: Ernest Rady, Trustee
Address: 3430 Carmel Mountain Road, Ste. 150, San Diego, CA 92121
Shares of Common Stock owned as of the date hereof: 8,114,565

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first written above.
EVELYN SHIRLEY RADY TRUST U/D/T MARCH 10, 1983

____________________________
Name: Ernest Rady, Trustee
Address: 3430 Carmel Mountain Road, Ste. 150, San Diego, CA 92121
Shares of Common Stock owned as of the date hereof: 100,459

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first written above.
AMERICAN ASSETS, INC.

____________________________
Name: Ernest Rady, President
Address: 3430 Carmel Mountain Road, Ste. 150, San Diego, CA 92121
Shares of Common Stock owned as of the date hereof: 2,267,022

EXHIBIT A
FORM OF JOINDER AGREEMENT
This Joinder Agreement (this “Joinder”) is executed as of [●], 20[●], by the undersigned (the “New Stockholder”) and delivered to American Assets Trust, Inc., a Maryland corporation (the “Company”), pursuant to that certain Voting Support Agreement, dated as of May 11, 2026 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and between the Company and the stockholder(s) identified on the signature page thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
By executing and delivering this Joinder to the Company, the New Stockholder hereby:
1.acknowledges that the New Stockholder has received and reviewed a copy of the Agreement;
2.agrees to become a party to, and to be bound by, and hereby assumes all of the obligations, covenants, and agreements of a “Stockholder” under, the Agreement as if the New Stockholder were an original signatory thereto;
3.makes all of the representations and warranties set forth in Article III of the Agreement as of the date hereof;
4.represents and warrants that, as of the date hereof, the New Stockholder is the record owner of the number of shares of Common Stock set forth on Schedule 1 hereto; and
5.agrees that this Joinder may be attached to the Agreement and that, upon acceptance by the Company, this Joinder shall become a part of the Agreement.
This Joinder shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above.
NEW STOCKHOLDER:
____________________________
Name:
Title (if applicable):
Address:

ACCEPTED:
AMERICAN ASSETS TRUST, INC.
By: ____________________________
Name:
Title:

By: ____________________________
Name:
Title:

SCHEDULE 1 TO JOINDER AGREEMENT
Shares of Common Stock Owned by New Stockholder
[To be completed by New Stockholder]